UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Intrusion Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1101 East Arapaho Road, Suite 200
Richardson, Texas 75081
(972) 234-6400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 16, 2013

To the Stockholders of
  Intrusion Inc.:

NOTICE IS HEREBY GIVEN that the 2013 Annual Meeting of Stockholders (the “Meeting”) of Intrusion Inc. (the “Company”) will be held at the Doubletree Hotel-Richardson, 1981 North Central Expressway, Richardson, Texas, at 10:00 A.M., Local Time, on Thursday, May 16, 2013, for the following purposes:

(1)   To elect five (5) directors to serve until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

(2)   To ratify the appointment of Whitley Penn LLP as independent auditors of the Company for the fiscal year ending December 31, 2013;

(3)   To hold an advisory vote on executive compensation;

(4)   To hold an advisory vote on the frequency of the advisory vote on executive compensation; and

(5)   To transact such other business as may properly come before the Meeting or any adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.  The record date for determining those stockholders who will be entitled to notice of, and to vote at, the Meeting and at any adjournment thereof is March 28, 2013.  A list of stockholders entitled to vote at the Meeting will be available for inspection at the offices of the Company during the ten days prior to the Meeting.

All stockholders are cordially invited to attend the Meeting in person.  Stockholders are urged, whether or not they plan to attend the Meeting, to complete, date and sign the enclosed Proxy and return it promptly in the enclosed postage prepaid envelope.  Your Proxy may be revoked at any time prior to the Meeting.  If you decide to attend the Meeting and wish to change your Proxy vote, you may do so by voting in person at the Meeting.

By Order of the Board of Directors

G. WARD PAXTON
Chairman, President and Chief Executive Officer
Richardson, Texas
April, 12, 2013

INTRUSION INC.
1101 East Arapaho Road, Suite 200
Richardson, Texas 75081

PROXY STATEMENT
for
ANNUAL MEETING OF STOCKHOLDERS
to be Held May 16, 2013

SOLICITATION AND REVOCABILITY OF PROXIES

The enclosed proxy (the “Proxy”) is being solicited on behalf of the Board of Directors (the “Board”) of Intrusion Inc. (the “Company”) for use at the Annual Meeting of Stockholders (the “Meeting”) to be held at the Doubletree Hotel- Richardson, 1981 North Central Expressway, Richardson, Texas, at 10:00 A.M., Local Time, on Thursday, May 16, 2013, or at such other time and place to which the Meeting may be adjourned.  Proxies, together with copies of this Proxy Statement, are first being mailed to stockholders of record entitled to vote at the Meeting on or about April 12, 2013.

Execution and return of the enclosed Proxy will not affect a stockholder’s right to attend the Meeting and to vote in person.  Any stockholder executing a Proxy retains the right to revoke such proxy at any time prior to exercise at the Meeting.  A Proxy may be revoked by delivery of written notice of revocation to the Secretary of the Company, by execution and delivery of a later Proxy or by voting the shares in person at the Meeting.  If you attend the Meeting and vote in person by ballot, your proxy will be revoked automatically and only your vote at the Meeting will be counted.  A Proxy, when executed and not revoked, will be voted in accordance with the instructions thereon.  In the absence of specific instructions, Proxies will be voted by those named in the Proxy “FOR” the election as directors of those nominees named in the Proxy Statement, “FOR” the approval of each of the other proposals described in this Proxy Statement, and in accordance with their best judgment on all other matters that may properly come before the Meeting.

The enclosed form of Proxy provides a method for stockholders to withhold authority to vote for any one or more of the nominees for director while granting authority to vote for the remaining nominees.  The names of all nominees are listed on the Proxy.  If you wish to grant authority to vote for all nominees, check the box marked “FOR.” If you wish to withhold authority to vote for all nominees, check the box marked “WITHHOLD.” If you wish your shares to be voted for some nominees and not for one or more of the others, check the box marked “FOR” and indicate the name(s) of the nominee(s) for whom you are withholding the authority to vote by writing the name(s) of such nominee(s) on the Proxy in the space provided.

RECORD DATE AND VOTING SECURITIES

Only stockholders of record at the close of business on March 28, 2013 are entitled to notice of, and to vote at, the Meeting.  The stock transfer books of the Company will remain open between the record date and the date of the Meeting.  A list of stockholders entitled to vote at the Meeting will be available for inspection at the executive offices of the Company.  On the March 28, 2013 record date, the Company had 12,172,017 outstanding shares of Common Stock, $0.01 par value (the “Common Stock”); 220,000 outstanding shares of 5% Convertible Preferred Stock, par value $0.01 per share (the “5% Preferred Stock”); 460,000 shares of Series 2 5% Convertible Preferred Stock, par value $0.01 per share (the “Series 2 5% Preferred Stock”) and 354,056 shares of Series 3 5% Convertible Preferred Stock, par value $0.01 per share (the “Series 3 5% Preferred Stock”).  The holders of Series 2 and Series 3 5% Preferred Stock do not have voting rights, other than as required by the Delaware General Corporation Law. Therefore, the holders of the Series 2 and Series 3 5% Preferred Stock are not entitled to vote with respect to the proposals set forth in this Proxy Statement.

QUORUM AND VOTING

The presence at the Meeting, in person or by Proxy, of the holders of a majority of the shares of Common Stock outstanding or issuable upon conversion of the 5% Preferred Stock is necessary to constitute a quorum.  Holders of Common Stock are entitled to one vote for each share of Common Stock held on each matter to be voted on at the

Meeting including the election of directors.  Holders of 5% Preferred Stock are entitled to vote on an as-converted to Common Stock basis, with any fractional votes being rounded to the nearest whole vote.  As of the record date, each share of 5% Preferred Stock was convertible into 1.59 shares of Common Stock.  As a result, each holder is entitled to 1.59 votes for each share of 5% Preferred Stock held on each matter to be voted on at the Meeting, including the election of directors, representing an aggregate of approximately 349,800 votes attributable to holders of the 5% Preferred Stock or 2.8% of the total 12,521,817 votes entitled to be cast at the Meeting.

All votes will be tabulated by the inspector of election appointed for the Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.  Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.  Abstentions will be counted towards the tabulations of votes cast on matters presented at the Meeting and will have the same effect as negative votes (other than the election of directors) whereas broker non-votes will not be counted for purposes of determining whether a matter has been approved.

Assuming the presence of a quorum, the following paragraphs describe the vote required by the stockholders of record to approve each of the proposals set forth in this Proxy Statement.

•                                          Proposal One.  The five nominees receiving the greatest number of votes of the shares of Common Stock outstanding or issuable upon conversion of the 5% Preferred Stock present in person or represented by Proxy at the Meeting and entitled to vote shall be deemed elected even if they receive the affirmative vote of less than a majority of the shares of Common Stock outstanding or issuable upon conversion of the 5% Preferred Stock entitled to be voted at the Meeting.  Cumulative voting is prohibited in the election of directors, and Proxies cannot be voted for more than five nominees.

•                                          Proposal Two.  The affirmative vote of the holders of a majority of the shares of Common Stock outstanding or issuable upon conversion of the 5% Preferred Stock entitled to vote at the Meeting and present in person or by Proxy, is required for the ratification of the appointment of Whitley Penn LLP as independent auditors.

•                                          Proposal Three.  The advisory vote on executive compensation will be decided by the affirmative vote of a majority of the shares of Common Stock outstanding or issuable upon conversion of the 5% Preferred Stock present in person or represented by proxy, and entitled to vote at the Annual Meeting. The advisory vote on executive compensation is a non-binding advisory vote; however, the Compensation Committee and Board of Directors intend to consider the outcome of the vote when considering future executive compensation decisions. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on this proposal, and will have the same effect as negative votes. Broker non-votes are not counted for the purpose of determining whether a matter has been approved.

•                                          Proposal Four. The advisory vote on the frequency of the advisory vote on executive compensation will be decided by the alternative receiving the highest number of shares of Common Stock outstanding or issuable upon conversion of the 5% Preferred Stock present in person or represented by proxy, and entitled to vote at the Annual Meeting.  Because the advisory vote on the frequency of the advisory vote on executive compensation is a non-binding advisory vote, the Board may decide that it is in the best interests of the stockholders and the Corporation to hold an advisory vote on executive compensation more or less frequently than the option approved by the stockholders.

The Board unanimously recommends a vote “FOR” each of proposals one, two and three and that the shareholders vote “Three Years” with respect to how frequently a non-binding shareholder vote on the compensation of our named executive officers should occur set forth in this Proxy Statement.

PROPOSAL ONE
ELECTION OF DIRECTORS

The Board for the ensuing year will consist of five directors who are each to be elected at the Meeting for a term of office expiring at the next Annual Meeting of Stockholders or until their respective successors have been elected and qualified.  It is intended that the persons named in the following table will be nominated as directors of the Company and that the persons named in the accompanying Proxy, unless otherwise directed, will vote for the election of such nominees at the Meeting.  Each of the nominees has indicated his willingness to serve as a member of the Board of Directors, if elected.  However, in the event any nominee shall become unavailable for election to the Board for any reason not presently known or contemplated, the Proxy holders will be vested with discretionary authority in such instance to vote the enclosed Proxy for such substitute as the Board shall designate.

The following slate of five nominees has been nominated by the Board of Directors:

Name of Nominee	Age	Position(s)	Director Since

G. Ward Paxton	77	Chairman, President, Chief Executive Officer and Director	1983
T. Joe Head	56	Vice Chairman, Vice President and Director	1983
J. Fred Bucy, Jr. (1)(2)*	84	Director	1993
James F. Gero (1)(2)*	68	Director	2003
Donald M. Johnston (1)(2)*	63	Director	1983

* Independent Director as defined by Nasdaq Rule 5605(a)(2).

(1)                                 Member of the Compensation Committee.

(2)                                 Member of the Audit Committee.

G. Ward Paxton was named President and Chief Executive Officer of the Company on November 28, 2001.  He is also co-founder of the Company and has served as Chairman of the Board since the Company’s inception in September 1983.  Mr. Paxton also served as President and Chief Executive Officer of the Company from 1983 until June 2000 and served as Chief Financial Officer from 1983 until 1994.  Prior to founding the Company, Mr. Paxton was Vice President of Honeywell Optoelectronics, a division of Honeywell, Inc., from 1978 to 1983.  From 1969 to 1978, Mr. Paxton was Chairman of the Board, President, Chief Executive Officer and founder of Spectronics, Inc., which was acquired by Honeywell, Inc. in 1978.  Prior to founding Spectronics, Inc., Mr. Paxton held various managerial and technical positions at Texas Instruments Incorporated from 1959 to 1969.  Mr. Paxton holds Ph.D., M.S. and B.S. degrees in Physics from the University of Oklahoma.  As our CEO, Mr. Paxton has demonstrated dedication and leadership, and possesses a unique insight and understanding of our operations and business strategy. Mr. Paxton’s position as our President and Chief Executive Officer and his extensive business and senior management experience make him particularly qualified for service as Chairman of our Board.

T. Joe Head is co-founder of the Company and has served as a director since the Company’s inception in September 1983.  Mr. Head was named Vice Chairman of the Board of Directors in June 2000 and was named Vice Chairman and Vice President on February 14, 2003.  He also served as Senior Vice President from 1983 until 1998 and Executive Vice President from 1998 until June 2000.  Prior to co-founding the Company, Mr. Head held the positions of Product Marketing Manager and Marketing Engineer of Honeywell Optoelectronics, from 1980 to 1983.  Mr. Head holds a B.S. degree in Electrical Engineering from Texas A&M University.  Mr. Head’s extensive experience and vision in technology and his knowledge in the area of government sales make him particularly qualified for service on the Board.

J. Fred Bucy, Jr. has served as a director of the Company since 1993.  Mr. Bucy was employed in various technical and managerial capacities by Texas Instruments Incorporated from 1953 through his retirement in 1985.  At the time of his retirement, Mr. Bucy was President, Chief Executive Officer and a director of Texas Instruments.  Mr. Bucy was a Trustee of Southwest Research Institute.  He was Chairman of the Texas National Research Laboratory Commission (re-appointed by George W. Bush in 1995) until 2001.  Mr. Bucy was also a member of the Coordinating Board Advisory Committee on Research of the Texas College and University System and a former member of the Board of Regents of Texas Tech University and Texas Tech University Health Sciences Center from 1973 to 1991, including four years as its Chairman.  Mr. Bucy has been accorded Distinguished Alumnus and Distinguished Engineer Awards by Texas Tech University, is a fellow of the Institute of Electrical and Electronics Engineers, a member of National Academy of Engineers, and is a life member of the Navy League.  Mr. Bucy was awarded an honorary Doctor of Science degree from Texas Tech University in 1994.  Mr. Bucy was recognized as an Eminent Member of Eta Kappa Nu in 2002. Mr. Bucy’s extensive business experience in various technical and managerial capacities at Texas Instruments make him particularly qualified as a member of our Board, Audit Committee and Compensation Committee.

James F. Gero was named a director of the Company on October 27, 2003.  Mr. Gero is former Chairman of the Board and a principal stockholder of Sierra Technologies, Inc., which was formed in September 1991, and is a private investor.  Mr. Gero serves on the Board of Directors of Drew Industries, a public company which supplies a broad array of components for recreational vehicles and manufactured homes, and is Chairman of Orthofix, N.V., a publicly traded medical device manufacturer.  Mr. Gero is a former Chairman and Chief Executive Officer of Varo Inc., a manufacturer of high technology systems.  Prior to becoming Chairman and CEO of Varo Inc., Mr. Gero served as Vice President and General Manager at Allied Signal Corporation.  Mr. Gero holds a B.S. degree from State University of New York, an M.B.A. degree from University of New Haven and an M.S. degree from Fairleigh Dickinson.  Mr. Gero’s extensive experience serving on boards of both public and private companies and his knowledge in the areas of strategic planning, finance, and corporate governance make him particularly qualified for service on our Board, Audit Committee and Chairman of our Compensation Committee.

Donald M. Johnston has served as a director of the Company since November 1983.  Mr. Johnston is President of Massey Burch Capital Corp., a venture capital firm.  He served as President of Massey Burch Investment Group, Inc., a venture capital firm, from 1990 until December 1993, where he had been a principal since 1982.  Prior to that time, Mr. Johnston was the President of InterFirst Venture Corporation, a venture capital subsidiary of Interfirst Bancshares, Inc., and the Executive Director of First Dallas, Ltd., a corporate finance group in London, England.  Mr. Johnston holds a B.A. degree from Vanderbilt University and an M.B.A. degree from Southern Methodist University.  Mr. Johnston’s broad array of business experience and expertise in financial matters and venture capital investing, as well as a demonstrated commitment to corporate governance make him particularly qualified for service on our Board, Compensation Committee and Chairman of our Audit Committee.

All directors of the Company hold office until the next ensuing annual meeting of stockholders or until their respective successors are duly elected and qualified.  All officers of the Company are elected annually by the Board and serve at the discretion of the Board.  There are no family relationships between any director or officer of the Company and any other such person except that Michael L. Paxton, Vice President, Chief Financial Officer, Secretary and Treasurer, is the son of G. Ward Paxton, Chairman, President and Chief Executive Officer.

Stockholder Approval

The affirmative vote of a plurality of the 12,521,817 shares of Common Stock outstanding or issuable upon conversion of outstanding 5% Preferred Stock present in person or by proxy at the Meeting is required for the election of each of the nominees for director.

The Board recommends a vote “FOR” the election of such nominees.

CORPORATE GOVERNANCE

The business affairs of the Company are managed under the direction of the Board.  The Board meets on a regularly scheduled basis during the fiscal year of the Company to review significant developments affecting the Company and to act on matters requiring Board approval.  It also holds special meetings as required from time to time when important matters arise requiring Board action between scheduled meetings.  The Board of Directors or its authorized committees met 16 times during the 2012 fiscal year.  During fiscal year 2012, each director participated in at least 75% or more of the aggregate of (1) the total number of meetings of the Board of Directors (held during the period for which he was a director) and (2) the total number of meetings of all committees of the Board on which he served (during the period that he served).

Board Leadership Structure

The current leadership structure of the Company provides for the combination of the roles of the Chairman of the Board and the Chief Executive Officer.  The Board believes that the Chief Executive Officer is best situated to serve as the Chairman of the Board because he is the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy.  Independent directors and management have different perspectives and roles in strategy development.  The Company’s independent directors bring experience, oversight and expertise from outside the Company and industry, while the Chief Executive Officer brings Company-specific experience and expertise.  One of the key responsibilities of the Board is to develop the Company’s strategic direction and hold management accountable for the execution of strategy once it is developed.  The Company believes that the combined role of Chairman of the Board and Chief Executive Officer is in the best interest of the Company’s stockholders because it promotes strategy development and execution, and facilitates information flow between management and the Board, which are essential to effective governance of the Company.

The Company also believes that the combined role of the Chairman of the Board and the Chief Executive Officer is appropriate in light of the independent oversight of the Board.  Although the Board has not designated a lead independent director, the Company has a long history of strong independent directors, with 3 out of the 5 current members of the Board being independent.  In addition, the Audit and Compensation Committees of the Board are composed solely of independent directors.  The Board regularly reviews the Company’s leadership structure and reserves the right to alter the structure as it deems appropriate.

Board Role in Risk Oversight and Management

The Board has an active role in the oversight and management of the Company’s risks and carries out its role directly and through Board committees.  The Board’s direct role in the Company’s risk management process includes regular or periodic receipt and discussion of reports from management and the Company’s outside counsel and advisers on areas of material risk to the Company, including operational, strategic, financial, legal and regulatory risks.

The Board has also historically delegated the oversight and management of certain risks to the Audit and Compensation Committees of the Board.  The Audit Committee is responsible for the oversight of Company risks relating to accounting matters, financial reporting and related party transactions.  To satisfy these oversight responsibilities, the Audit Committee regularly meets with and receives and discusses reports from the Chief Financial Officer, the Company’s independent registered public accountant, and the Company’s outside counsel.  The Compensation Committee is responsible for the oversight of risks relating to the Company’s compensation and benefit programs.  To satisfy these oversight responsibilities, the Compensation Committee regularly meets with and receives and discusses reports from the Chief Executive Officer and the Chief Financial Officer to understand the financial, human resources and stockholder implications of compensation and benefit decisions.

The Board has also addressed risk through the adoption of corporate policies.  The Board has adopted a Code of Business Conduct and Ethics and a Code of Ethics for Senior Financial Employees that are designed to ensure that directors, officers and employees of the Company are aware of their legal and ethical responsibilities and conduct the Company’s business in a consistently legal and ethic manner.

Committees

The Board has established Audit and Compensation Committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities.  The functions of the Audit Committee and the Compensation Committee are described below.

Audit Committee.  The Audit Committee is composed of:  Donald M. Johnston (Chairman), James F. Gero, and J. Fred Bucy, Jr.  Each member of the Audit Committee is independent (as defined in Nasdaq Marketplace Rule 5605(a)(2)).  The Audit Committee has at least one financial expert (as defined by 407 (d)(5)(ii) of Regulation S-K).  Mr. Bucy is currently the Audit Committee financial expert.  The functions performed by the Audit Committee, its membership and the number of meetings held during the fiscal year, are set forth in the “Report of the Audit Committee,” included in this Proxy Statement.  The Audit Committee is governed by a written charter, which was approved by the Audit Committee on

March 18, 2004, and is included under the “investor relations” section on the Company’s website, www.intrusion.com.  The Audit Committee held six meetings during fiscal year 2012.

Compensation Committee.  The Compensation Committee is composed of Mr. Gero (Chairman), Mr. Bucy and Mr. Johnston, each of whom is an independent director, as defined by Nasdaq Rule 5605(a)(2).  The Compensation Committee met five times during the 2012 fiscal year.  The Compensation Committee is empowered to advise management and make recommendations to the Board with respect to the compensation and other employment benefits of executive officers, key employees and directors of the Company.  The Compensation Committee also administers the Company’s stock incentive plan for officers, key employees and directors, and the Company’s incentive bonus programs for executive officers and employees.  The Compensation Committee is authorized, among other powers, to determine from time to time the individuals to whom options shall be granted, the number of shares to be covered by each option and the time or times at which options shall be granted pursuant to the stock incentive plan.  The Compensation Committee currently operates without a written charter.

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that might incorporate this Proxy or future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report, the Audit Committee Charter and references to the independence of Audit Committee members are not deemed filed with the Securities and Exchange Commission (the “SEC”).  They also shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except the extent the Company specifically incorporates such information by reference in such filings.

Report of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board.  Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.  In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with Whitley Penn LLP, the Independent Registered Public Accounting Firm to the Company, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Stanards, Vol. 1AVSection 380), and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.  In addition, the Audit Committee has discussed with Whitley Penn LLP the auditors’ independence from management and the Company, including the matters in the written disclosures and the letter from Whitley Penn LLP required by applicable professional and regulatory standards including those of the Public Company Accounting Oversight Board, and considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee discussed with Whitley Penn LLP the overall scope and plans for their audit.  The Audit Committee meets with Whitley Penn LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.  The Audit Committee held six meetings during fiscal year 2012.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC.  The Audit Committee and the Board have also recommended, subject to stockholder ratification, the selection of Whitley Penn LLP as the Company’s Independent Registered Public Accounting Firm.

Respectfully submitted,

AUDIT COMMITTEE
of the Board of Directors

Donald M. Johnston, Audit Committee Chair
James F. Gero, Audit Committee Member
J. Fred Bucy, Jr., Audit Committee Member

REPORT OF COMPENSATION COMMITTEE

The Compensation Committee is responsible for administering the compensation programs of the executive officers. The Compensation Committee sets performance goals and objectives for the Chief Executive Officer and the other executive officers, evaluates their performance with respect to those goals and sets their compensation based upon the evaluation of their performance. In evaluating executive officer pay, the Compensation Committee may consider recommendations from the Chief Executive Officer with respect to goals and compensation of the other executive officers. The Compensation Committee also periodically reviews director compensation. All decisions with respect to executive and director compensation are approved by the Compensation Committee and recommended to the full Board for ratification.

The Compensation Committee is responsible for administering all of the Company’s equity-based plans. The Compensation Committee also periodically reviews compensation and equity-based plans and makes its recommendations to the board with respect to these areas.

It is the opinion of the Compensation Committee that the executive compensation policies and plans, including, without limitation, the Amended 2005 Stock Incentive Plan, provide the necessary total remuneration program to properly align the Company’s performance and the interests of the Company’s stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

Respectfully submitted,

COMPENSATION COMMITTEE
of the Board of Directors

James F. Gero, Compensation Committee Chair
J. Fred Bucy, Jr., Compensation Committee Member
Donald M. Johnston, Compensation Committee Member

Nomination of Directors

The Company does not have a formal nominating committee.  Instead, the independent members of the Board, Mr. Bucy, Mr. Gero and Mr. Johnston, act as a nominating committee considering nominees and appointees to the Board in accordance with Nasdaq Marketplace Rule 5605(e), and the Board believes that the independent directors can serve effectively in this capacity without the need for a formal committee.  In nominating and evaluating candidates to determine if they are qualified to become Board members, these Directors consider a number of attributes, including:

•                                          personal and professional character, integrity, ethics and values, without regard to race, religion, gender or national origin;

•                                          general business experience and leadership profile, including experience in corporate management, such as serving as an officer or former officer of a publicly held company, or experience as a board member of another publicly held company;

•                                          strategic planning abilities and experience;

•                                          aptitude in accounting and finance;

•                                          expertise in domestic and international markets;

•                                          experience in the network security or telecommunications industry;

•                                          understanding of relevant technologies;

•                                          academic expertise in an area of the Company’s operations;

•                                          communications and interpersonal skills; and

•                                          practical and mature business judgment.

These directors also evaluate Board members’ and nominees’ service on the board of other public companies.  Although these directors use these and other criteria to evaluate potential nominees, there are no stated minimum criteria for nominees.  These directors also evaluate candidates identified by their personal contacts and other Board members.

These directors will also consider nominees proposed by stockholders.  Although the Company has no formal policy regarding stockholder nominees, stockholder nominees are viewed in substantially the same manner as other nominees.  The consideration of any candidate for director will be based on the assessment of the individual’s background, skills and abilities, and if such characteristics qualify the individual to fulfill the needs of the Board at that time.  To recommend a prospective nominee for consideration, stockholders should submit the candidate’s name and qualifications to the Company’s Secretary in writing at the address listed above.  There have been no changes to the procedures by which stockholders may recommend nominees to the Board since the date of the Company’s proxy statement for its 2012 annual meeting of stockholders.  The Board annually reviews the requisite skills and characteristics of Board members, as well as the composition of the Board as a whole. This assessment includes a consideration of independence, diversity, skills, experience and industry backgrounds in the context of the needs of the Board and the Company. Directors are expected to exemplify the highest standards of personal and professional integrity; and to constructively challenge management through their active participation and questioning.

Communication with the Board

The Company does not have formal procedures for stockholder communication with the Board.  Any matter intended for the Board, or for any individual member or members of the Board, should be directed to the Company’s Secretary at the address of the Company indicated above, with a request to forward the same to the intended recipient.  In general, all stockholder communication delivered to the Company’s Secretary for forwarding to the Board or specified Board members will be forwarded in accordance with the stockholder’s instructions, unless the Secretary believes the question or issue may be addressed adequately by the Company’s investor relations department.  However, the Secretary reserves the right to not forward to Board members any abusive, threatening or otherwise inappropriate materials.

Policy Regarding Board Attendance at Stockholders Meetings

Although it has no formal policy requiring attendance, the Company encourages all directors to attend all meetings of stockholders.  All five of the Company’s directors attended the 2012 annual stockholders meeting.

Code of Ethics

All of the Company’s directors and employees are required to abide by the Company’s Code of Business Conduct and Ethics, and the Company’s Chief Executive Officer, Chief Financial Officer, and other senior financial employees are also required to abide by the Company’s Code of Ethics for Senior Financial Employees (together, the “Codes”), which the Company adopted on March 18, 2004 to comply with Nasdaq and SEC requirements to insure that the Company’s business is conducted in a consistently legal and ethical manner.  Both Codes cover areas of professional conduct that include conflicts of interest, fair dealing and the strict adherence to all laws and regulations applicable to the conduct of the Company’s business.  The full text of each Code is published on the Company’s website at www.intrusion.com; click on the investor relations tab, and then “Code of Ethics.”  The Company intends to disclose future amendments to, or waivers from, certain provisions of the Codes of Ethics on the Company’s website within four business days following the date of such amendment or waiver.  Upon the written request of any stockholder, the Company will furnish, without charge, a copy of each of the Codes.  This request should be directed to the Company’s Secretary at the address indicated above.

PROPOSAL TWO
RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board has appointed Whitley Penn LLP to serve as independent auditors of the Company and to audit its consolidated financial statements for fiscal year 2013, subject to ratification by the Company’s stockholders at the Meeting.  Whitley Penn LLP has served as the Company’s Independent Registered Public Accounting Firm since July 2009.  To the knowledge of management of the Company, neither such firm nor any of its members has any direct or material indirect financial interest in the Company, nor any connection with the Company in any capacity other than as independent auditors.

Although stockholder ratification and approval of this appointment is not required by the Company’s bylaws or otherwise, in keeping with the Company’s policy that its stockholders should be entitled to a voice in this regard and as a matter of good corporate practice, the Board is seeking ratification of this appointment.  If the appointment is not ratified, the Board must then determine whether to appoint other auditors prior to the end of the current fiscal year.  In such case, the opinions of stockholders will be taken into consideration.

Fees Paid to Independent Registered Public Accounting Firm

The Audit Committee has reviewed the following audit and non-audit fees the Company has paid to Whitley Penn LLP for 2012 and 2011 for purposes of considering whether such fees are compatible with maintaining the auditor’s independence.  The policy of the Audit Committee is to pre-approve all audit and non-audit services performed by Whitley Penn LLP before the services are performed, including all of the services described below under “Audit-Related Fees,” “Tax Fees” and “All Other Fees” below.

Audit Fees.  Estimated fees billed for service rendered by our Accounting Firm for the reviews of Forms 10-Q and for the audit of the consolidated financial statements of the Company were $88,500 for 2012 and 2011.

Audited-Related Fees.  Aggregate fees billed for all audit-related services rendered by our Accounting Firm were $0 for 2012 and 2011.

Tax Fees.  Aggregate fees billed for permissible tax services rendered by our Accounting Firm consisted of $16,000 for 2012 and 2011.  These amounts include tax strategy services, preparation of sales tax returns, preparation of federal and state income tax returns, preparation of property tax and franchise tax returns and international tax issues.

All Other Fees.  Aggregate fees billed for all other services rendered by our Accounting Firm consisted of $0 for 2012 and 2011.

Representatives of Whitley Penn LLP are expected to be in attendance at the Meeting and will be afforded the opportunity to make a statement.  The representatives will also be available to respond to appropriate questions.

The enclosed Proxy will be voted as specified, but if no specification is made, it will be voted “for” the adoption of the resolution of ratification.

The Board recommends a vote “FOR” this proposal.

PROPOSAL THREE

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we are providing our stockholders an opportunity to indicate whether they support our Named Executive Officer compensation as described in this proxy statement. This advisory vote, commonly referred to as “say on pay,” is not intended to address any specific item of compensation, but instead relates to the tabular disclosures regarding Named Executive Officer compensation, and the narrative disclosure accompanying the tabular presentation. These disclosures allow you to view the trends in our executive compensation program and the application of our compensation philosophies for the years presented.

The Compensation Committee believes an effective compensation program should be one that is designed to recruit and keep top quality executive leadership focused on attaining long-term corporate goals and increasing stockholder value. We believe that our executive compensation program is designed to reasonably and fairly recruit, motivate, retain and reward our executives for achieving our objectives and goals.

Accordingly, the Board of Directors unanimously recommends that stockholders vote in favor of the following resolution: “Resolved, that the stockholders approve the compensation of the Company’s named executive officers as disclosed in this proxy statement pursuant to the rules of the Securities and Exchange Commission, including the compensation tables and the related footnotes and narrative disclosures.”

Although this vote is advisory and is not binding on the Company, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. The proposal will be approved by the affirmative vote of a majority of the shares of Common Stock outstanding or issuable upon conversion of the 5% Preferred Stock present in person or by proxy and entitled to vote on the matter.

The Board recommends a vote “FOR” the approval of the resolution approving the compensation of the Company’s named executive officers.

PROPOSAL FOUR

ADVISORY VOTE ON THE FREQUENCY OF SAY ON PAY VOTING

As required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we are providing our stockholders with the opportunity to vote at the Annual Meeting on an advisory resolution regarding the compensation of our named executive officers (“Say-on-pay”).  See Proposal No. 3 above in this Proxy Statement.  The Dodd-Frank Act and applicable SEC rules also require that, at least once every six years, stockholders be given the opportunity to vote on the advisory resolution set forth immediately above regarding the frequency of future say-on-pay votes.

Stockholders may vote to recommend that future “say-on-pay” votes be held every year, every two years or every three years.  The Board currently believes that future “say-on-pay” votes should occur every three years. The Board believes that holding a “say-on-pay” vote every three years offers the closest alignment with the Company’s approach to executive compensation and its underlying philosophy that seek to enhance the long-term growth of the Company and to attract, retain and motivate our executive officers over the long term.  The Board believes a three-year cycle for the advisory vote on executive compensation will provide investors the most meaningful timing alternative by which to evaluate the effectiveness of our executive compensation strategies and their alignment with the Company’s business and results of operations.  It will also minimize the administrative, compliance and other corporate expenses associated with holding “say-on-pay” votes more frequently (e.g., every year or every two years).

Effects of Advisory Vote

Because the vote on this proposal is advisory in nature, it will not be binding on the Board.  However, the Board of Directors will consider the outcome of the vote along with other factors when making its decision about the frequency of future “say-on-pay” votes.

Vote Required

This proposal is being submitted to enable stockholders to express a preference as to whether future “say-on-pay” votes should be held every year, every two years or every three years. The selection that receives a plurality of affirmative votes of the shares of Common Stock outstanding or issuable upon conversion of the 5% Preferred Stock will be considered the preference of the stockholders. Brokers are not entitled to use their discretion to vote uninstructed proxies with respect to the proposal, and any such “broker non-votes” will not be deemed a vote cast.

The Board recommends that a vote “FOR THREE YEARS” with respect to how frequently a non-binding stockholder vote on the compensation of our named executive officers should occur.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Common Stock as of March 28, 2013, unless otherwise indicated, by (1) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common and Preferred Stock, (2) each director of the Company, (3) the Company’s current executive officers and (4) all current directors and executive officers of the Company as a group.  The persons and entities named in the table have sole voting and investment power with respect to all such shares owned by them, unless otherwise indicated.

	Common Stock		5% Preferred Stock
Name of Beneficial Owner or Group (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class (%)	Amount and Nature of Beneficial Ownership (2)	Percent of Class (%)

G. Ward Paxton (1)(3)	1,374,593	10.5%	140,000	63.6%
T. Joe Head (1)(4)	1,120,783	8.8	—	—
J. Fred Bucy, Jr. (5)	43,501	*	—	—
James F. Gero (6)	428,818	3.5	60,000	27.3
Donald M. Johnston (7)	46,358	*	—	—
Garry L. Hemphill (8)	348,593	2.8	—	—
Michael L. Paxton (1)(9)	2,405,221	19.2	—	—
Julie Paxton Puckett (1)(10)	1,967,250	16.2	—	—
Mark A. Paxton(1)(11)	1,603,888	13.2	—	—
Walter Schenker (1) (12)	1,335,806	11.0	—	—
Marshall B. Payne (1)(13)	95,000	*	20,000	9.1
Craig D. Hodges (1)(14)	864,213	7.1	—	—
All directors and executive officers as a group (7 persons) (15)	5,767,866	39.05	200,000	91.0

*                 Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.

(1)                                 The addresses of the persons or entities shown in the foregoing table who are beneficial owners of more than 5% of the Common Stock and/or Preferred Stock are as follows:  G. Ward Paxton, T. Joe Head, Michael L. Paxton, Mark A. Paxton and Julie Paxton Puckett, 1101 East Arapaho Road, Suite 200, Richardson, Texas 75081; Walter Schenker, 7 Century Drive, Suite 201, Parsippany, NJ 07054; and Craig D. Hodges, 2905 Maple Avenue, Dallas, TX 75201.

(2)                                 Beneficial ownership is calculated in accordance with the rules of the SEC in accordance with Rule 13d-3(d)(1) of the Exchange Act.  Percentage of beneficial ownership is based on 12,172,017 shares of Common Stock and 220,000 shares of 5% Preferred Stock outstanding as of March 28, 2013.  In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days following March 28, 2013 are deemed outstanding.  However, these shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person.  Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

Certain shares of Common Stock shown as beneficially owned are issuable upon conversion of the 5% Preferred Stock the Company issued in a private placement on March 25, 2004.  Under the terms of these shares of 5% Preferred Stock, the shares of 5% Preferred Stock are convertible only to the extent that the number of shares of Common Stock issuable pursuant to those securities, together with the number of shares of Common Stock owned by the relevant person and its affiliates (but not including shares of Common Stock underlying unconverted portions of the 5% Preferred Stock) would not exceed 9.9% of the then outstanding Common Stock, as determined in accordance with Section 13(d) of the Exchange Act.  In addition, certain shares of Common Stock shown as beneficially owned are issuable upon the conversion of Series 2 5% Preferred Stock issued in a private placement on March 28, 2005.  Under the terms of the Series 2 5% Preferred Stock, the shares are convertible only to the extent that the number of shares of Common Stock issuable upon conversion thereof and upon the exercise of the warrants issued in such private placement, together with the number of shares of Common Stock owned the relevant person and its affiliates (but not including shares of Common Stock underlying unconverted portions of the Series 2 preferred stock or unexercised portions of the warrants) would not exceed 4.99% of the then outstanding Common Stock as determined in accordance with Section 13(d) of the Exchange Act.  However, this restriction does not apply to any holder of the Series 2 Preferred Stock who is one of the Company’s directors or officers.  Similar restrictions apply to the conversion of the Series 3 5% Preferred Stock and Private Placement Warrants.

(3)                                 Includes the equivalent of approximately 4,400 shares held by Mr. G. Ward Paxton in the Intrusion Stock Fund in the Intrusion 401(k) Savings Plan. Includes the equivalent of 123,853 shares that may be issued upon conversion of Series 3 5% Preferred Stock, 260,000 shares that may be issued upon conversion of Series 2 5% Preferred Stock and 222,646 shares that may be issued upon conversion of 5% Preferred Stock.  Also includes 341,668 shares that Mr. Paxton may acquire upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 28, 2013.

(4)                                 Includes 641,668 shares that Mr. Head may acquire upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 28, 2013.

(5)                                 Includes 40,001 shares that Mr. Bucy may acquire upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 28, 2013.

(6)                                 Includes the equivalent of 27,523 shares that may be issued upon conversion of Series 3 5% Preferred Stock, the equivalent of 60,000 shares that may be issued upon conversion of Series 2 5% Preferred Stock and 95,419 shares that may issued upon conversion of 5% Preferred Stock.  Also includes 42,501 shares that Mr. Gero may acquire upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 28, 2013.

(7)                                 Includes 40,001 shares that Mr. Johnston may acquire upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 28, 2013.

(8)                                 Includes 342,709 shares that Mr. Hemphill may acquire upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 28, 2013.

(9)                                 Includes 598,222 shares held by trusts of Mr. Paxton’s children of which Michael Paxton and Kathryn Paxton are co-trustees.  Includes the equivalent of 68,808 shares that may be issued upon conversion of Series 3 5% Preferred Stock and 100,000 shares that may be issued upon conversion of Series 2 5% Preferred Stock.  In addition, it includes 190,834 shares that Mr. Paxton may acquire upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 28, 2013.

(10)                          Includes 620,000 shares held by Julie Paxton Puckett and Mark Puckett, and 1,140,000 held by trusts of Mrs. Puckett’s children of which Julie Puckett and Mark Puckett are co-trustees.

(11)                          Includes 855,000 shares held by trusts of Mr. Paxton’s children of which Mark Paxton and Barbara Paxton are co-trustees.

(12)                          Includes the equivalent of 46,000 shares that may be issued upon the conversion of Series 3 5% Preferred Stock. Walter Schenker has sole voting and/or investment control over the shares held by MAZ Partners LP and affiliates.

(13)                          Includes the equivalent of 23,194 shares that may be issued upon the conversion of Series 3 5% Preferred Stock, the equivalent of 40,000 shares that may be issued upon conversion of Series 2 5% Preferred Stock, 31,806 shares that may be issued upon conversion of 5% Preferred Stock.

(14)                          Includes the beneficial holdings of First Dallas Holdings, Inc., First Dallas Securities, Inc., Hodges Capital Management, Inc. and Hodges Pure Contrarian Fund.  Craig D. Hodges has voting and/or investment control over the shares held by First Dallas Holdings, Inc., First Dallas Securities, Inc., Hodges Capital Management, Inc. and Hodges Pure Contrarian Fund.

(15)                          Includes an aggregate of 1,639,382 shares that may be acquired upon exercise of options of officers and directors that are currently exercisable or will become exercisable within 60 days of March 28, 2013.  Includes the equivalent of 220,184 shares that may be issued upon conversion of Series 3 5% Preferred Stock, the equivalent of 420,000 shares that may be issued upon conversion of Series 2 5% Preferred Stock and 318,065 shares that may be issued upon conversion of 5% Preferred Stock.

Executive Officers

The following table sets forth the names and ages of all executive officers of the Company, their respective positions with the Company, and the period during which each has served as an officer.

Name of Officer	Age	Position(s)	Served as Officer Since

G. Ward Paxton	77	Chairman, President, Chief Executive Officer and Director	2001
T. Joe Head	56	Vice Chairman, Vice President and Director	2003
Garry L. Hemphill	64	Vice President, Operations	2003
Michael L. Paxton	52	Vice President, Chief Financial Officer, Treasurer and Corporate Secretary	2002

Garry L. Hemphill joined the Company on February 14, 2003 as Vice President of Operations and was named as Vice President of Sales in 2006.  Mr. Hemphill was previously employed with the Company from 1987 to 2000 as Vice President of Operations and 1984 to 1987 as Director of Operations.  From 2002 to 2003, Mr. Hemphill acted as an independent consultant to contract manufacturers in the area of business development.  From 2000 to 2001, Mr. Hemphill was President and Chief Executive Officer of VHB Technologies, Inc., a Richardson, Texas based start-up.  Mr. Hemphill’s background covers over 20 years in data networking, engineering and operation management.  Mr. Hemphill holds an Associate Degree in Business Administration from the University of Texas at Dallas.

Michael L. Paxton joined the Company on August 13, 2002 as Vice President, Chief Financial Officer, Secretary and Treasurer.  He was also employed by the Company from 1986 until May 1998.  Mr. Paxton previously held positions with the Company as Vice President and Secretary from 1995 to 1998, Controller of Finance and Accounting from 1987 to 1995 and Accounting Manager from 1986 to 1987.  From 1998 to August 2002, Mr. Paxton served as General Partner for Paxton Ventures, L.P.  Mr. Paxton holds a B.B.A. degree from the University of Oklahoma.

The biographies of G. Ward Paxton and T. Joe Head are provided in “Proposal One — Election of Directors.”

All executive officers of the Company are elected annually by the Board and serve at the discretion of the Board.  There are no family relationships between any director or executive officer and any other such person except for Michael L. Paxton, Vice President, Chief Financial Officer, Secretary and Treasurer, who is the son of G. Ward Paxton, Chairman, President and Chief Executive Officer.

Summary Compensation Information

The following table sets forth certain summary information regarding all cash compensation earned by the Company’s Chief Executive Officer, Chief Financial Officer and each of the Company’s other two executive officers for the last three fiscal years in all capacities in which they served the Company and its subsidiaries for such period.  The individuals listed below shall be referred to as the “Named Executive Officers”.

2012 SUMMARY COMPENSATION TABLE (4)

Name and Principal Position	Year	Salary (1)	Option Awards (2)	All Other Compensation (3)	Total
G. Ward Paxton,	2012	$240,000	$44,443	$2,400	$286,843
Chairman, President,	2011	230,000	54,293	2,300	286,593
and Director	2010	185,000	38,720	1,850	225,570

Michael L. Paxton,	2012	185,000	22,222	1,850	209,072
Vice President, Chief Financial Officer, Treasurer and Secretary	2011 2010	180,000 165,000	27,147 19,360	1,800 1,650	208,947 186,010

T. Joe Head,	2012	260,000	44,613	2,600	307,213
Vice-Chairman, Vice President and Director	2011	250,000	54,560	2,500	307,060
	2010	225,000	38,917	2,250	266,167

Garry L. Hemphill,	2012	175,000	22,307	1,750	199,057
Vice President of Sales	2011	170,000	27,280	1,700	198,980
	2010	155,000	19,458	1,550	176,008

(1)                                 Includes bonus compensation and/or commission earned during the fiscal year indicated, a portion of which may have been or will be paid during the subsequent fiscal year.

(2)                                 Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The FASB ASC Topic 718 full grant date fair value and will be expensed and reported as the option vests for each Named Executive Officer. A complete discussion of the assumptions used to calculate such values can be found in the Company’s 2012 Annual Report on Form 10-K, which accompanies this Proxy Statement.

(3)                                 This amount includes the annual employer matching contributions under the Company’s tax qualified Section 401(k) Savings Plan for Mr. G. Ward Paxton, Mr. Michael L. Paxton, T. Joe Head and Garry L. Hemphill, respectively.

(4)                                 No stock awards were paid, no non-equity incentive plan compensation was paid, and no pension or non-qualified deferred compensation earnings were charged to the Named Executive Officers for the last three fiscal years.  These columns have been omitted from the table.

Base Salary

The salaries of the executive officers, including the Chief Executive Officer, are determined annually by the Compensation Committee with reference to the following without specific weighting:

•                  salaries paid to executives with similar responsibilities at companies of a comparable size and sales volume, primarily in the high technology industry;

•                  each officer’s performance; and

•                  the Company’s overall financial results.

The Compensation Committee believes that other companies likely compete with the Company for executive talent and that the Company must offer salaries within a competitive market range to attract and retain talented executives.  However, the Compensation Committee manages salaries for the executive group as a whole in a conservative fashion in order to place more emphasis on incentive compensation.  Compensation paid to our executive officers is low compared to industry averages; therefore, as a result of Company performance, the Compensation Committee increased the base salaries of the executive officers in the range of 3% to 4% during 2012.  After the increases, the Company believes the base salaries of its executive officers remain lower than the median compensation in effect for comparable positions in the surveyed data.  The Company does not consider the performance of the comparison group in determining compensation of its executive officers.

Bonus

To reinforce the attainment of corporate objectives, the Compensation Committee believes that a substantial portion of the potential annual compensation of each executive officer should be in the form of short-term, variable incentive pay.  The incentive cash bonus program for executives is established annually by the Compensation Committee based upon the Company’s achievement of sales and/or net income targets established at the beginning of the fiscal year.  The incentive plan for executives requires a threshold level of Company financial performance before any incentives are awarded.  Once the threshold objective for sales and/or net income of a fiscal year is reached, specific formulas are in place to calculate the actual incentive payment for each executive for such year.

At the beginning of fiscal year 2012, the Compensation Committee adopted the 2012 management incentive plan. Under the terms of the 2012 management incentive plan, the bonus payable to each executive officer was based on sales targets.

Bonuses Awarded

In fiscal year 2012, the Company did not achieve its threshold level of sales; thus, non-sales executives, including the Named Executive Officers, did not receive any incentive bonus awards.  Certain employees in the sales organization, received incentive sales commission in fiscal 2012 based upon the Company’s sales.

Stock Option and Equity Incentive Programs

The goal of the Company’s equity-based incentive awards is to align the interests of executive officers with the Company’s stockholders.  The Compensation Committee determines the value allocated to equity-based incentives according to each executive’s position within the Company, individual performance, contributions to achievement of corporate objectives and related factors, and grants stock options to create a meaningful opportunity for stock ownership.  Because of the direct relationship between stock option value and the market price, it is believed that granting options is the best method to motivate executives to mirror the concerns of other stockholders.

Stock Options Granted

The Company grants stock option awards to the executive officers and key employees in order to retain their services and increase their performance potential to help attain long-term goals of the Company. However, there is no set formula for the granting of awards to individual executives or employees. In each of the past three fiscal years, 2012, 2011 and 2010, the Company has granted stock options to purchase 328,000, 423,000 and 495,000 shares of the Company’s Common Stock, respectively. Of this amount, 210,000, 240,000 and 300,000 shares have been granted to the Named Executive Officers, and the balance has been granted to other key employees and non-employee directors in 2012, 2011 and 2010, respectively.  During fiscal year 2012, a total of twenty-nine employees, two non-employees, and three non-employee directors received stock options to purchase an aggregate of 2.7% of the outstanding shares of Common Stock, including all of the four Named Executive Officers, who received stock options to acquire an aggregate of 210,000 shares or 64% of the total options granted in fiscal 2012.

Timing of Grants

Stock awards to executive officers and other key employees are typically granted annually in conjunction with the review of the individual’s performance. This review typically takes place in January.  Stock option awards are granted to non-employee directors on the date of the annual meeting of stockholders, in accordance with the terms of the 2005 Plan. Grants to newly hired employees are effective on the first Compensation Committee meeting following the employee’s first day of employment, after approval by the committee. The exercise price of all stock options is set at the then current day’s closing price of the Common Stock.

Stock Ownership Guidelines

The Company does not have any standard stock ownership guidelines. However, all executives are encouraged to retain stock options and other shares that they directly own.

Perquisites

The Company limits the perquisites that are made available to executive officers.  The Company does not have a pension program for executives or employees.

The perquisites provided by the Company in fiscal year 2012 are as follows. All employees who participated in the Company’s 401(k) plan may receive up to $2,600 in matching funds. All of the Named Executive Officers who participated in the 401(k) plan received matching funds. The health and life insurance plans are the same for all employees. In general, all employees’ base health premiums are paid 100% and the employee pays approximately 40% of the health premiums for dependents. All employees are also provided life insurance up to $10,000. This policy is the same for all employees, including executive officers.

Grants of Plan-Based Awards During Fiscal Year 2012

The following table provides information related to options to acquire shares of Common Stock granted to the Named Executive Officers during fiscal year 2012.  The Company did not grant any stock awards or non-equity incentive plan units during fiscal year 2012.

2012 GRANTS OF PLAN-BASED AWARDS TABLE

		Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All other stock awards: number of shares of stock or	All other option awards: number of securities underlying	Exercise base price of option	Grant date fair value of stock and option
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)	Threshold (#)	Target (#)	Maximum (#)	units (#)	options (#)	awards ($ / Sh)	awards ($) (1) (2)

G. Ward Paxton	02/09/12	—	—	—	—	—	—	—	70,000	$0.72	$44,443

Michael L. Paxton	02/09/12	—	—	—	—	—	—	—	35,000	0.72	22,222

T. Joe Head	02/09/12	—	—	—	—	—	—	—	70,000	0.65	44,613

Garry L. Hemphill	02/09/12	—	—	—	—	—	—	—	35,000	0.65	22,307

(1)                                     Refer to Note 9, “Stock Options”, in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K filed on March 28, 2013 for the relevant assumptions used to determine the valuation of the option awards.

(2)                                     Represents the grant-date fair value of equity compensation awarded in the year. Refer to Note 9, “Stock Options,” in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K filed on March 28, 2013 for the relevant assumptions used to determine the valuation of the stock option awards.

Employment Agreements

Neither the Company nor its subsidiaries has any employment agreements with any of its Named Executive Officers.

Outstanding Equity Awards at the End of Fiscal Year 2012

The following table sets forth information with respect to the options outstanding by the Named Executive Officers held at fiscal year end.

2012 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#) (1)	Option Exercise Price	Option Expiration
Name	Exercisable	Unexercisable	($)	Date (2)

G. Ward Paxton	25,000	—	$3.20	01/31/15
	40,000	—	3.08	06/14/15
	100,000	—	0.31	02/04/14
	66,667	33,333	0.44	02/04/15
	26,667	53,333	0.77	02/03/16
	—	70,000	0.72	02/09/17

Michael L. Paxton	12,500	—	3.20	01/31/15
	40,000	—	3.08	06/14/15
	50,000	—	0.31	02/04/14
	33,333	16,667	0.44	02/04/15
	13,333	26,667	0.77	02/03/16
	—	35,000	0.72	02/09/17

T. Joe Head	25,000	—	3.20	01/31/15
	40,000	—	3.08	06/14/15
	100,000	—	0.30	11/09/16
	100,000	—	0.40	05/30/17
	100,000	—	0.22	01/23/18
	100,000	—	0.28	02/04/19
	66,666	33,334	0.40	02/04/20
	26,667	53,333	0.70	02/03/21
	—	70,000	0.65	02/09/22

	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#) (1)	Option Exercise Price	Option Expiration
Name	Exercisable	Unexercisable	($)	Date (2)

Garry L. Hemphill	2,500	—	1.08	05/01/13
	2,500	—	2.68	08/20/13
	1,250	—	4.04	11/05/13
	3,125	—	2.72	01/29/14
	17,500	—	1.36	08/12/14
	7,500	—	3.20	01/31/15
	40,000	—	3.08	06/14/15
	30,000	—	0.30	11/09/16
	50,000	—	0.40	05/30/17
	50,000	—	0.22	01/23/18
	50,000	—	0.28	02/04/19
	33,333	16,667	0.40	02/04/20
	13,333	26,667	0.70	02/03/21
	—	35,000	0.65	02/09/22

(1)                                 Options become exercisable in three equal annual installments beginning on the first anniversary date of grant.

(2)                                 The expiration date of each option occurs between five to ten years after the date of grant of each option.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (2)(3)(4)	Total ($)

G. Ward Paxton, (1)	—	—	—
Chairman of the Board
T. Joe Head, (1)	—	—	—
Vice Chairman of the Board
J. Fred Bucy, Jr., (2)	$20,400	$2,946	$23,346
Member
James F. Gero, (2)	20,400	2,946	23,346
Member
Donald M. Johnston, (2)	20,400	2,946	23,346
Member

(1)                                 Mr. G. Ward Paxton and Mr. Head are employee directors of the Company.  All compensation paid to them is paid for their services as employee executives of the Company, which are detailed in the 2010 Summary Compensation Table. No additional fees were paid to Mr. Paxton or Mr. Head for their services as a Director of the Company as noted above.

(2)                                 Mr. Bucy, Mr. Gero and Mr. Johnston were each granted 5,000 stock options with an exercise price of $0.60, the closingfair market value on such date.

(3)                                 Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The FASB ASC Topic

718 full grant date fair value of $2,946 which will be expensed and reported as the option vests for each non employee director. Refer to Note 9, “Stock Options”, in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K filed on March 28, 2013 for the relevant assumptions used to determine the valuation of the stock option awards.

(4)                                 The following are the aggregate number of option awards outstanding that have been granted to each of thenon-employee directors as of December 31, 2012: Mr. Bucy — 45,000; Mr. Gero — 47,500; and Mr. Johnston — 45,000.

Overview of Compensation and Procedures

The Compensation Committee reviews the level of compensation of non-employee Directors on an annual basis. The Company has historically used data from a number of different sources to determine the compensation for non-employee Directors. Some examples of the data used include:

•                  publicly available data describing director compensation in peer companies; and

•                  survey data collected by the Company.

We compensate non-employee members of the Board through a mixture of cash and equity-based compensation. Each non-employee Director receives a cash retainer fee of $1,200 per month.  Each non-employee Director also receives a fee of $1,200 for each meeting of the Board attended (excluding telephonic meetings) and for each meeting of a committee of the Board attended (exclusive of committee meetings held on the same day as Board meetings).  Each non-employee Director also receives a fee of $600 for each telephonic meeting attended.  Each non-employee Director is also reimbursed for all reasonable expenses incurred in attending such meetings.  No Director who is an employee of the Company receives any fees for service as a Director.  However, G. Ward Paxton and T. Joe Head each earned compensation for his services to the Company as an employee as set forth in the Summary Compensation Table.  Mr. G. Ward Paxton received a stock option grant for 70,000 shares at a price of $0.72 per share during 2012.  Mr. T. Joe Head received a stock option grant for 70,000 shares at a price of $0.65 per share during 2012. The options are detailed on the “2012 Grants of Plan-Based Awards Table” in this proxy statement.  Neither Mr. Paxton nor Mr. Head received any additional fees for his services as a Director.

Under the Automatic Option Grant Program of the 2005 Plan, each non-employee Director will automatically be granted an option to purchase 10,000 shares of Common Stock upon joining the Board and an option to purchase 5,000 shares of Common Stock on the date of each annual stockholder meeting as long as the director has served at least six months prior to the date of grant.

CERTAIN TRANSACTIONS WITH MANAGEMENT

February 7, 2013 Promissory Note

On February 7, 2013, the Company entered into an unsecured revolving promissory note to borrow up to $2,200,000 from G. Ward Paxton, the Company’s Chairman, President and Chief Executive Officer.  Under the terms of the note, the Company may borrow, repay and reborrow on the loan as needed up to an outstanding principal balance due of $2,200,000 at any given time.  Amounts the Company borrows under the note accrue interest at a floating rate per annum equal to the announced prime rate of Silicon Valley Bank plus 1% and are unsecured.  All outstanding principal and accrued but unpaid interest are due on March 31, 2014.  At December 31, 2012, there was a principal balance due to Mr. Paxton of $1,530,000 under the terms of the promissory note.

During 2012 and up until March 31, 2013, there have been no other transactions, or currently proposed transactions, between the Company and any of its executive officers, directors or 5% beneficial holders, or member of the immediate family of the foregoing persons, in which one of the foregoing individuals or entities had an interest of more than $120,000.

COMPLIANCE WITH SECTION 16 REPORTING REQUIREMENTS

Section 16(a) of the Exchange Act requires the Company’s directors and officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC.  Such persons are required by SEC regulation promulgated pursuant to the Exchange Act to furnish the Company with copies of all Section 16(a) report forms they file with the SEC.

Based solely on its review of the copies of such report forms received by it with respect to fiscal year 2012, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than 10% of a registered class of the Company’s equity securities have been timely complied with in accordance with Section 16(a) of the Exchange Act.

STOCKHOLDER PROPOSALS

Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the stockholders consistent with Rule 14a-8 promulgated under the Exchange Act.  For such proposals to be considered for inclusion in the Proxy Statement and Proxy relating to the 2014 Annual Meeting of Stockholders, such proposals must be received by the Company not later than December 13, 2013.  Such proposals should be directed to Intrusion Inc., 1101 East Arapaho Road, Suite 200, Richardson, Texas 75081, Attention:  Secretary (telephone:  (972) 234-6400; telecopy:  (972) 234-1467).

Pursuant to Rule 14a-4(c) of the Exchange Act of 1934, if a stockholder who intends to present a proposal at the 2014 Annual Meeting of Stockholders does not notify the Company of such proposal on or prior to March 1, 2014, then management proxies would be allowed to use their discretionary voting authority to vote on the proposal when the proposal is raised at the annual meeting, even though there is no discussion of the proposal in the 2014 proxy statement.

EXPENSES OF SOLICITATION

All costs incurred in the solicitation of Proxies for the Meeting will be borne by the Company.  In addition to the solicitation by mail, officers and employees of the Company may solicit Proxies by telephone, telefax or personally, without additional compensation. The Company may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith.  In addition, Computershare has been retained by the Company to aid in the solicitation of Proxies and will solicit Proxies by mail, telephone, internet, telefax and personal interview and may request brokerage houses and nominees to forward soliciting material to beneficial owners of Common Stock.  For these services, Computershare will be paid fees not to exceed approximately $3,000, plus reasonable incidental expenses.

ADDITIONAL INFORMATION AVAILABLE

Upon the written request of any stockholder, the Company will furnish, without charge, a copy of the Company’s 2012 Annual Report on Form 10-K, as filed with the SEC, including the financial statements and schedules thereto.  The request should be directed to the Secretary at the Company’s offices indicated above.

The Company’s 2012 Annual Report on Form 10-K accompanies this Proxy Statement.  The Annual Report on Form 10-K, which includes financial statements, does not form and is not to be deemed part of this Proxy Statement.

OTHER BUSINESS

As of the date of this Proxy Statement, the Board and management are not aware of any other matter, other than those described herein, which will be presented for consideration at the Meeting.  Should any other matter requiring a vote of the stockholders properly come before the Meeting or any adjournment thereof, the enclosed Proxy confers upon the persons named in and entitled to vote the shares represented by such Proxy discretionary authority to vote the shares represented by such Proxy in accordance with their best judgment in the interest of the Company on such matters.  The persons named in the enclosed Proxy also may, if it is deemed advisable, vote such Proxy to adjourn the Meeting from time to time.

Please sign, date and return promptly the enclosed Proxy at your earliest convenience in the enclosed envelope, which requires no postage if mailed in the United States.

By Order of the Board of Directors

G. WARD PAXTON
Chairman, President and Chief Executive Officer

Richardson, Texas
April 12, 2013

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X INTRUSION INC. 01MDWA 1 U P X + PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Annual Meeting Proxy Card  + A Proposals — This Proxy, when properly executed will be voted as directed herein by the undersigned. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 and 3. For Against Abstain 2. Ratification of the appointment of Whitley Penn LLP as independent auditors of the Company for the fiscal year ending December 31, 2013. 3. Advisory approval of compensation of named executives as disclosed in the Proxy Statement. 3 Years Abstain In their discretion, such attorneys-in-fact and proxies are authorized to vote upon such other business as properly may come before the meeting. 1. Election of Directors Nominees: Mark here to WITHHOLD vote from all nominees Mark here to vote FOR all nominees For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below. _____________________________________________ 01 - G. Ward Paxton 02 - T. Joe Head 03 - J. Fred Bucy, Jr. 04 - James F. Gero 05 - Donald M. Johnston Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. IMPORTANT ANNUAL MEETING INFORMATION 4. Advisory vote on the frequency of the advisory vote on the compensation of the named executives as disclosed in the Proxy Statement. 2 Years 1 Year MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext C123456789 C 1234567890 J N T 1 5 8 6 2 1 1 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. . 1101 East Arapaho Road, Suite 200 Richardson, Texas 75081 Annual Meeting of Stockholders – May 16, 2013 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned stockholder(s) of Intrusion Inc., a Delaware corporation (the “Company”), hereby appoints G.Ward Paxton and Michael L. Paxton, and each of them, attorneys-in-fact and proxies of the undersigned, with full power of substitution, to represent and to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Doubletree Hotel-Richardson, 1981 North Central Expressway, Richardson, Texas 75080, at 10:00 A.M., Local Time, on Thursday, May 16, 2013, and at any adjournment thereof. (Continued and to be marked, dated and signed, on the other side) Proxy — INTRUSION INC.